UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 15, 2009

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Greene St., Suite 1101, NY, NY		10012
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

630 Mullan Ave. Suite D, Osburn, Idaho
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2009 Atlas Mining Company (the “Company”) entered into an Agreement for Appointment of Agent for the Sale of Assets with AAMCOR LLC (the”Agreement”).Under the Agreement the Company agreed to (i) sell certain of the equipment of its discontinued contract mining business to AAMCOR for $300,000 in cash plus a potential share in proceeds of resale of such items and (ii) appointed AAMCOR exclusive agent to sell certain other non-core equipment deemed unnecessary for development of the Company’s Dragon Mine property.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Between April 1 and April 10 2009, the Company sold certain equipment of its discontinued contract mining business for $63,500. On April 15, 2009, as described in Item 1.01 above, the Company sold certain other assets of its discontinued contract mining business to AAMCOR for $300,000 plus a potential share in proceeds of resale of such items.

Item 8.01	Other Events
On April 17, 2009 the Company issued a press release, which is attached as Exhibit 99.1 in connection with matters described in Items 1.01 and 2.01 above.
Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 April 17, 2009 Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	April 17, 2009	By:	/s/ Andre Zeitoun
Andre Zeitoun
Chief Executive Officer and President